UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2010

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2010, ViroPharma Biologics, Inc., a wholly owned subsidiary of ViroPharma Incorporated, (“ViroPharma Biologics”) entered into an amendment (the “Amendment”) to its Agreement for the Purchase and Sale of Blood Plasma (the “Agreement”) with DCI Management Group LLC (“DCI”). Pursuant to the Amendment the parties agreed to extend the initial term of the Agreement by two (2) years to December 31, 2015 and waive the minimum annual price increase to the base price for each of 2010 and 2011. The previously disclosed material terms of the Agreement remain unchanged and in effect. ViroPharma Incorporated intends to file a copy of the foregoing agreement as an exhibit to the Company’s quarterly report on Form 10-Q for the first quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: February 10, 2010	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary